                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                              ROLLINS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                                     N/A
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                              [Rollins, Inc. Logo]

                                 ROLLINS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                2170 PIEDMONT ROAD, N.E., ATLANTA, GEORGIA 30324

TO THE HOLDERS OF THE COMMON STOCK:

    PLEASE TAKE NOTICE that the 2001 Annual Meeting of Stockholders of Rollins, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 2170 Piedmont Road, N.E., Atlanta, Georgia on Tuesday, April 24, 2001, at 10:00 A.M., or any adjournment thereof, for the following purposes:

    (a) To elect two Class III directors to the Board of Directors;

    (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Proxy Statement dated March 19, 2001, is attached.

    The Board of Directors has fixed the close of business on February 26, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

    Stockholders who do not expect to be present at the meeting are urged to complete, date, sign, and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Michael W. Knottek

                                          Michael W. Knottek, SECRETARY

Atlanta, Georgia
March 19, 2001

                                PROXY STATEMENT

    This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 23, 2001. The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 24, 2001, is submitted by the Company to the stockholders for their information.

                   SOLICITATION OF AND POWER TO REVOKE PROXY

    A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors.

    A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder.

                                 CAPITAL STOCK

    The outstanding capital stock of the Company on February 26, 2001 consisted of 30,144,966 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 26, 2001, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

    A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome.

    The names of the executives named in the Summary Compensation Table and the name and address of each stockholder who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on February 26, 2001, together with the number of shares so owned and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the executive officers and directors of the Company as a group (according to information received by the Company) is set out below:

                                                                 AMOUNT       PERCENT OF
                                                              BENEFICIALLY    OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNED (1)       SHARES
------------------------------------                          -------------   -----------
R. Randall Rollins..........................................     13,165,917(2)    43.7
Chairman of the Board and Chief Executive Officer
2170 Piedmont Road, N.E.
Atlanta, Georgia

Gary W. Rollins.............................................     13,734,489(3)    45.6
President and Chief Operating Officer
2170 Piedmont Road, N.E.
Atlanta, Georgia

                                                                 AMOUNT       PERCENT OF
                                                              BENEFICIALLY    OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNED (1)       SHARES
------------------------------------                          -------------   -----------
Mario Gabelli...............................................      6,307,169(4)    20.9
One Corporate Center
Rye, New York 10020

Michael W. Knottek..........................................        863,687(5)     3.0
Vice President and Secretary

Harry J. Cynkus.............................................         11,300(6)      --
Chief Financial Officer and Treasurer

All Directors and Executive Officers as a group (8               15,735,743(7)    52.2
  persons)..................................................

------------------------

(1) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2) Includes 165,872 shares of the Company held as Trustee, Guardian, or Custodian for his children. Also includes 2,079,700 shares of the Company held in five trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Does not include 62,020* shares of the Company held by his wife. Also includes 10,419,000 shares owned by LOR, Inc.
    Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 432,000 shares owned by The Rollins Holding Company. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc. Also includes 50,010 shares owned by the RWR Investment Partnership, a Georgia limited partnership, of which Mr. Rollins is the sole general partner.

(3) Includes 371,162 shares of the Company held as Custodian for the grandchildren of his brother, R. Randall Rollins, and 2,046,100 shares of the Company in five trusts of which he is Co-Trustee and as to which he shares voting and investment power. Does not include 67,720* shares of the Company held by his wife. Also includes 10,419,000 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 432,000 shares owned by The Rollins Holding Company.
    Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc.

(4) Based upon information received by the Company, an aggregate of 6,307,169 shares of Company Common Stock are beneficially owned by Mario Gabelli and entities controlled directly or indirectly by Mario Gabelli as follows:
    GAMCO Investors, Inc., 4,526,169 shares; Gabelli Funds, L.L.C., 1,777,000 shares; and Mr. Mario Gabelli, 4,000 shares. GAMCO Investors, Inc. does not have authority to vote 148,500 shares of the total 4,526,169 held. Several of these entities share voting and disposition powers with respect to the shares of Company Common Stock held by them.

(5) Includes options to purchase 31,800 shares, which are currently exercisable or will become exercisable within 60 days of the date hereof. This excludes options to purchase 55,200 shares that are not currently exercisable and will not become exercisable within 60 days of the date hereof. Also includes 831,387 shares held by the Rollins 401(k) Plan as to which Mr. Knottek has voting power.

(6) Mr. Cynkus owns less than 1% of outstanding shares. This includes options to purchase 10,800 shares, which are currently exercisable or will become exercisable within 60 days of the date hereof. This excludes options to purchase 16,200 shares that are not currently exercisable and will not become exercisable within 60 days of the date hereof.

(7) Shares held in trusts as to which more than one officer and/or director are Co-Trustees have been included only once. These shares include shares held by LOR, Inc. and Rollins Holding Company.

* Messrs. R. Randall Rollins and Gary W. Rollins disclaim any beneficial interest in these holdings.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, Messrs. Wilton Looney and Bill J. Dismuke will be nominated to serve as Class III directors for a term of three years, and until the election and qualification of their successors. Four other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company's Bylaws which provide for the election of directors for staggered terms, with each director serving a three year term. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below as directors. Although Management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

    The name and age of each of the two nominees, their principal occupations, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each nominee and the percentage of outstanding shares that ownership represents, all as of the close of business February 26, 2001, (according to information received by the Company) are set out below. Similar information is also provided for those directors whose terms expire in future years.

                                                                                              SHARES OF     PERCENT OF
                                                                    SERVICE AS                  COMMON      OUTSTANDING
NAME                               PRINCIPAL OCCUPATION (1)          DIRECTOR       AGE       STOCK (2)       SHARES
----                          -----------------------------------  ------------   --------   ------------   -----------
CLASS I
(TERM EXPIRES 2002)

R. Randall Rollins (3)......  Chairman of the Board and Chief      1968 to date      69        13,165,917(4)    43.7
                              Executive Officer of the Company;
                              and Chairman of the Board and Chief
                              Executive Officer of RPC, Inc. (oil
                              and gas field services and boat
                              manufacturing)

Henry B. Tippie.............  Chairman of the Board and Chief      1960 to           74         1,887,750(5)     6.0
                              Executive Officer of Tippie          1970; 1974
                              Services, Inc. (management           to date
                              services); Chairman of the
                              Executive Committee of Matlack
                              Systems, Inc. (bulk trucking and
                              terminaling); and Chairman of the
                              Board of Dover Downs Entertainment,
                              Inc. (operator of multi-purpose
                              gaming and entertainment complex)
                              since April 2000, and Vice Chairman
                              of the Board of Dover Downs
                              Entertainment, Inc. from October
                              1996 to April 2000

James B. Williams...........  Chairman of the Executive Committee  1978 to date      67            20,000         *
                              of SunTrust Banks, Inc. (bank
                              holding company) since 1998; and
                              Chairman of the Board and Chief
                              Executive Officer of SunTrust
                              Banks, Inc. from 1995 to 1998

CLASS II
(TERM EXPIRES 2003)

Gary W. Rollins (3).........  President and Chief Operating        1981 to date      56        13,734,489(6)    45.6
                              Officer of the Company

                                                                                              SHARES OF     PERCENT OF
                                                                    SERVICE AS                  COMMON      OUTSTANDING
NAME                               PRINCIPAL OCCUPATION (1)          DIRECTOR       AGE       STOCK (2)       SHARES
----                          -----------------------------------  ------------   --------   ------------   -----------
CLASS III
(TERM EXPIRES 2004)

Wilton Looney...............  Honorary Chairman of the Board of    1975 to date      81             1,500         *
                              Genuine Parts Company (automotive
                              parts distributor)

Bill J. Dismuke.............  Retired President of Edwards Baking  1984 to date      64               900         *
                              Company (manufacturer of baked pies
                              and pie pieces)

------------------------

(1) Except as noted, each of the Directors has held the positions of responsibility set out in this column (but not necessarily his present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: Henry B. Tippie: Safety-Kleen Corporation; James
    B. Williams: The Coca-Cola Company, Genuine Parts Company, and Georgia-Pacific Corp.; R. Randall Rollins: SunTrust Banks, Inc., SunTrust Banks of Georgia, and Dover Downs Entertainment, Inc. All persons named in the above table, other than Bill J. Dismuke, are also directors of RPC, Inc. and, in addition, will be directors of Marine Products Corporation, pursuant to its spin-off from RPC, Inc., effective
    February 28, 2001.

(2) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3) R. Randall Rollins and Gary W. Rollins are brothers.

(4) See information contained in footnote (2) to the table appearing in Capital Stock section.

(5) Includes 1,553,100** shares of Common Stock of the Company in four trusts of which he is Co-Trustee and as to which he shares voting and investment power and 10,000 shares in a partnership which he has voting right for 10,000 shares but beneficial partnership interest of 100 shares. Does not include shares of Common Stock of the Company owned by Rollins Holding Company, an interest in which is indirectly held by a trust of which Mr. Tippie is a Co-Trustee but not a beneficiary, and 300** shares held by his wife.

(6) See information contained in footnote (3) to the table appearing in Capital Stock section.

------------------------

*   Less than 1% of outstanding shares.

**  Mr. Henry B. Tippie disclaims any beneficial interest in these holdings.

            BOARD OF DIRECTORS COMPENSATION, COMMITTEES AND MEETINGS

    During 2000, non-employee Directors received $750 for each Board of Directors or committee meeting they attended, plus $10,000 per year, from the Company.

    The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman; Wilton Looney; and James B. Williams. The Audit Committee had five meetings during the year ended December 31, 2000. Its functions are described under the caption, "Report of the Audit Committee." The Compensation Committee had one meeting during the year ended December 31, 2000. At this meeting and during the first four months of 2000, the Compensation Committee of the Board of Directors of the Company consisted of Henry B. Tippie, Chairman; Wilton Looney; and James B. Williams. Mr. Tippie resigned from the Compensation Committee on April 25, 2000, at which time the Board of Directors appointed Mr. Looney to preside as Chairman and Mr. Williams to serve as member of the Compensation Committee. The function of the Compensation Committee is to review the Company's executive compensation structure and recommend to the Board any changes to insure continued effectiveness. It also administers the Rollins, Inc. 1994 and 1998 Employee Stock Incentive Plans. The Board of Directors met four times during the year ended December 31, 2000. No Director attended fewer than 75% of the board meetings and meetings of committees on which he served during 2000. The Company does not have a nominating committee of the Board of Directors.

              REPORTS OF THE AUDIT AND COMPENSATION COMMITTEES AND
                               PERFORMANCE GRAPH

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE COMPANY FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE, REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors is established pursuant to the Company's Bylaws and the Audit Committee Charter adopted by the Board of Directors on April 25, 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

    Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

    Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the listing standards of the New York Stock Exchange.

    With respect to the year ended December 31, 2000, in addition to its other work, the Audit Committee:

    - Reviewed and discussed with the Company's management and the independent auditors the audited financial statements of the Company as of December 31, 2000 and for the year then ended;

    - Discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States of America; and

    - Received from the independent auditors written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm's independence.

    Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of December 31, 2000 and for the year then ended, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Audit Committee
                                          Henry B. Tippie, Chairman
                                          Wilton Looney
                                          James B. Williams

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    During fiscal year 2000, the members of the Compensation Committee of the Board of Directors held primary responsibility for determining executive compensation levels. The Compensation Committee is comprised of outside directors who are not eligible to participate in the Company's compensation plans and over whose name this report is presented.

    The Company is engaged in a highly competitive industry. The actions of the executive officers have a profound impact on the short-term and long-term profitability of the Company; therefore, the design of the executive officer compensation package is very important. In order to retain key employees, the Company has an executive compensation package that is driven by an increase in shareholder value, the overall performance of the Company, and the individual performance of the executive. The measures of the Company's performance include sales revenue and net income.

    Pursuant to the above compensation philosophy, the three main components of the executive compensation package are base salary, a cash incentive plan, and stock-based incentive plans.

    The factors subjectively used in determining base salary include the recent profit performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and the pay received by peers in similar positions in the same geographic area. These factors are not used in any specific formula or weighting. The salaries of the Named Executives are reviewed annually. One Named Executive received a raise in 2000 that was based on his individual performance and overall departmental improvements. The other three did not receive a raise because the current salaries were deemed appropriate given the profits of the Company in 2000.

    The annual cash incentive compensation package for the non-Director Named Executives is developed by the Chief Executive Officer of the Company prior to the end of each fiscal year. It is based upon performance objectives for the ensuing fiscal year. The specific performance objectives relate to each executive improving the contribution of his functional area of responsibility to further enhance the earnings of the Company. These performance objectives and incentive package are then reviewed by the Compensation Committee and either accepted, amended or modified. Both of the Named Executives participating in this Plan earned a bonus during 2000 as a result of improvements in departmental function and progress made toward the Company's strategic objectives. The Chief Executive Officer and the Chief Operating Officer do not participate in this cash incentive plan.

    Awards under the Company's Stock Option Plans are purely discretionary, and are not based upon any specific formula and may or may not be granted in any given fiscal year. When considering the grant of stock options, the Compensation Committee gives consideration to the overall performance of the Company and the performance of individual employees. The Chief Executive Officer, R. Randall Rollins, and the Chief Operating Officer, Gary W. Rollins, maintain a significant ownership interest in the Company and were, therefore, not considered for grants in 2000 under the 1994 or 1998 Employee

Stock Incentive Plan. Grants are made under the Plans and the Plans are administered by non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. During the fiscal year 2000, one non-Director Named Executive was granted 15,000 Incentive Stock Options. In general, these grants were based upon the scope of the position and the individual performance of each individual.

    The Committee thinks it unlikely that any participants in the Company's stock plans will, in the foreseeable future, receive in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, unless certain performance related compensation exemptions are met) during any fiscal year, and has therefore, determined that since the exemption requirement does not apply, the Company will not change its various compensation plans, or otherwise meet the requirements of such exemption, at this time.

CEO COMPENSATION

    The CEO's compensation is determined by the Compensation Committee. For fiscal year 2000, the cash compensation for R. Randall Rollins was $458,878. This represents the total compensation for Mr. Rollins, no portion of which was in performance driven bonuses or stock based incentive plans. The CEO's compensation is based upon the long-term growth in the Company's net income and shareholder value improvements, as well as, the CEO's individual performance. The decision of the Compensation Committee is, however, subjective and is not based upon any specific formula or guidelines. The CEO does not consult with the Compensation Committee when his salary is determined. Neither the CEO nor any other member of the Compensation Committee participates in any Company incentive program.

                                          Compensation Committee
                                          Wilton Looney, Chairman
                                          James B. Williams

                               PERFORMANCE GRAPH

    As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five year comparison of the cumulative total stockholder return based on the performance of the stock of the Company as compared with both a broad equity market index and an industry or peer group index. The indices included in the following graph are the S&P 500 Index and the S&P 500 Commercial Services Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                 12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
Rollins               100     92.89     96.85     85.82     74.48    100.91
S&P 500               100    122.96    163.98    210.84    255.22    231.98
S&P Comm'l Serv       100    122.97    192.77    213.14    160.57    168.33

                       ASSUMES INITIAL INVESTMENT OF $100
                *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
               NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following directors serve on the Company's Compensation Committee:
Wilton Looney and James B. Williams. Neither of these individuals are employees of the Company. No executive officer of the Company serves on a Compensation Committee of another company. R. Randall Rollins, an executive of the Company, serves on the Board of Directors of both SunTrust Banks, Inc. and SunTrust Banks of Georgia, a subsidiary of SunTrust Banks, Inc. Mr. Williams is the Chairman of the Executive Committee of SunTrust Banks, Inc. Mr. Rollins is not on the Compensation Committee of either SunTrust Banks of Georgia or SunTrust
Banks, Inc. Rollins, Inc. maintains a significant banking relationship with SunTrust Banks of Georgia. All banking services provided by SunTrust Banks of Georgia are priced at market-competitive rates.

                             EXECUTIVE COMPENSATION

    Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 2000, 1999, and 1998, of those persons who were, at December 31, 2000 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company whose total annual compensation exceeded $100,000 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                                   AWARDS
                                                                     -----------------------------------
                                         ANNUAL COMPENSATION         RESTRICTED   SECURITIES                ALL OTHER
                                    ------------------------------     STOCK      UNDERLYING      LTIP     COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR      SALARY     BONUS       AWARDS     OPTIONS (#)   PAYOUTS        (1)
---------------------------         --------   --------   --------   ----------   -----------   --------   ------------
R. Randall Rollins................    2000     $458,878   $    --           --          --           --       $2,550
Chairman of the Board &               1999      461,045        --           --          --           --        2,400
Chief Executive Officer               1998      457,632        --           --          --           --        1,920

Gary W. Rollins...................    2000     $797,632   $    --           --          --           --       $2,550
President &                           1999      798,572        --           --          --           --        2,400
Chief Operating Officer               1998      797,908        --           --          --           --        1,920

Michael W. Knottek................    2000     $212,516   $63,072           --      15,000           --       $2,550
Vice President and Secretary          1999      200,708    95,500           --      32,000           --        2,400
                                      1998      192,560    15,000           --      40,000           --        1,920

Harry J. Cynkus...................    2000     $173,000   $48,440           --          --           --       $2,550
Chief Financial Officer and           1999      170,333    77,407           --      12,000           --       22,540
Treasurer                             1998      114,548    10,500           --      15,000           --           --

------------------------

(1) Except for the $20,140 for relocation expenses paid to Harry J. Cynkus, the amounts shown in this column represent the Company match for the Named Executives under the Rollins 401(k) Plan ("401(k) Plan"), a qualified retirement plan adopted by the Company on October 1, 1983 and designed to meet the requirements of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides for a matching contribution (made in the form of Common Stock of the Company) of thirty cents ($.30) for each one dollar ($1.00) of a participant's contribution to the 401(k) Plan, that does not exceed
    5 percent of his or her annual compensation (which includes commissions, overtime and bonuses). A participant's voluntary pre-tax salary deferrals made under the 401(k) Plan are in lieu of payment of compensation to the participant.

                     OPTION/SAR GRANTS IN FISCAL YEAR 2000

    During 2000, the Named Executive set forth below received stock options. No stock options were granted to the other Named Executives. Also, no Named Executive received any Stock Appreciation Rights during 2000.

                                                   INDIVIDUAL GRANTS
                                               --------------------------
                                               PERCENT OF                                 POTENTIAL REALIZABLE
                                                 TOTAL                                    VALUE AT ANNUAL RATES
                                                OPTIONS                                      OF STOCK PRICE
                                NUMBER OF      GRANTED TO                                APPRECIATION FOR OPTION
                               SECURITIES      EMPLOYEES     EXERCISE OR                         TERM(2)
                               UNDERLYING      IN FISCAL        BASE        EXPIRATION   -----------------------
NAME                         OPTIONS GRANTED      YEAR      PRICE ($/SH)       DATE        5% ($)      10% ($)
----                         ---------------   ----------   -------------   ----------   ----------   ----------
Michael W. Knottek.........     15,000(1)          7.6%          $14.75       1/25/10     $139,143     $352,616

------------------------

(1) These Incentive Stock Options were granted on January 25, 2000 at an exercise price of $14.75 per share, the market price on the date of grant. These options vest and become exercisable 20% each year over 5 years and expire after 10 years.

(2) These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, nontransferability, or phased-in vesting. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2000
                         AND YEAR-END OPTION/SAR VALUES

                                                                       NUMBER OF
                                                                       SECURITIES
                                                                       UNDERLYING     VALUE OF UNEXERCISED
                                                                      UNEXERCISED         IN-THE-MONEY
                                                                     OPTIONS/SAR'S       OPTIONS/SAR'S
                                                                     AT FY-END (#)      AT FY-END ($)(1)
                                    SHARES ACQUIRED      VALUE        EXERCISABLE/        EXERCISABLE/
NAME                                ON EXERCISE (#)   REALIZED ($)   UNEXERCISABLE       UNEXERCISABLE
----                                ---------------   ------------   --------------   --------------------
R. Randall Rollins................           --        $      --         --/--             $--/$--
Gary W. Rollins...................           --               --         --/--              --/--
Michael W. Knottek................           --               --     22,400/64,600     $30,000/$184,688
Harry J. Cynkus...................           --               --      8,400/18,600     $11,250/$39,375

------------------------

(1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2000 of $20 1/16 per share.

                                 BENEFIT PLANS

    The Rollins, Inc. Retirement Income Plan is a trusteed defined benefit pension plan. The amounts shown on the following table are those annual benefits payable for life on retirement at age 65. The amounts computed in the following table assume: (a) that the participant remains in the service of the Company until his normal retirement date at age 65; (b) that the participant's earnings continue at the same rate as paid in the year ended December 31, 2000 during the remainder of his service until age 65; (c) that the normal form of benefit is a single-life annuity; and (d) that the Plan continues without substantial modification.

                               PENSION PLAN TABLE

                                                              YEARS OF SERVICE
                                            ----------------------------------------------------
REMUNERATION                                   15         20         25         30         35
------------                                --------   --------   --------   --------   --------
$ 100,000.................................  $ 22,500   $ 30,000   $ 37,500   $ 45,000   $ 45,000
  200,000.................................    45,000     60,000     75,000     90,000     90,000
  300,000.................................    67,500     90,000    112,500    135,000    135,000
  400,000.................................    90,000    120,000    150,000    180,000    180,000
  500,000.................................   112,500    150,000    187,500    225,000    225,000
  600,000.................................   135,000    180,000    225,000    270,000    270,000
  700,000.................................   157,500    210,000    262,500    315,000    315,000
  800,000.................................   180,000    240,000    300,000    360,000    360,000
  900,000.................................   202,500    270,000    337,500    405,000    405,000
 1,000,000................................   225,000    300,000    375,000    450,000    450,000

    The above table does not reflect the Plan offset for Social Security average earnings, the maximum limit on compensation under Section 401(a)(17) of the Internal Revenue Code of 1986 as amended (the "Code"), or the maximum benefit limitations under Section 415 of the Code. The compensation for the Named Executives is identical to the compensation reflected in the Summary Compensation Table under the two columns titled "Salary" and "Bonus".

    Retirement income benefits are based on the average of the employee's compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years ("final average compensation") immediately preceding the employee's retirement date or, if earlier, the date of his termination of employment. All full-time corporate employees of the Company and its subsidiaries (other than employees subject to collective bargaining agreements) are eligible to participate in the Retirement Income Plan after completing one year of service as an employee. The benefit formula is 1 1/2% of final average compensation less 3/4% of final average FICA earnings multiplied by years of service (maximum 30 years). The Plan also provides reduced early retirement benefits under certain conditions. In accordance with the Code, the maximum annual benefit that could be payable to a Retirement Income Plan beneficiary in 2000 was $135,000. However, this limitation does not affect previously accrued benefits of those individuals who became entitled to benefits in excess of $135,000 prior to the effective date of applicable provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986. In accordance with the Code (as amended by the Omnibus Budget Reconciliation Act of 1993), the maximum compensation recognized by the Retirement Income Plan was $170,000 in 2000. Retirement benefits accrued at the end of any calendar year will not be reduced by any subsequent changes in the maximum compensation limit.

    The current credited years of service for the Named Executives, each of whom is a participant in the Plan, are: R. Randall Rollins, 17 years; Gary W. Rollins, 30 years; Michael W. Knottek, 3 years; and Harry J. Cynkus, 2 years.

    Effective October 1, 1983, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code ("401(k) Plan"). The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant's account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant's vested benefit is payable upon his termination of employment, attainment of age 59 1/2 (with respect to pre-tax deferrals only), retirement, total and permanent disability, or death. Amounts contributed by the Company to the accounts of Named Executives for 2000 under this plan are reported in the "All Other Compensation" column of the Summary Compensation Table on Page 10.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP served as the Company's auditors for the fiscal year ended December 31, 2000. In addition to performing the audit of the Company's consolidated financial statements, Arthur Andersen provided various other services during 2000. The aggregate fees billed for 2000 for each of the following categories of services are set forth below:

Audit and quarterly reviews.................................  $123,000
Financial information systems design and implementation.....  $262,000
All other services..........................................  $221,000

    All other services include tax planning, review of tax returns of the Company, litigation consulting and audits of the Company's employee benefit plans. For the year ended December 31, 2000, the Company's Audit Committee has considered whether the provision of non-audit services is compatible with maintaining auditor independence.

    As is its policy, upon the recommendation of the Audit Committee, the Board of Directors shall select a firm of certified public accountants for 2001. It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting to answer questions and make a statement should such representative so desire.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company has completed a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company by all directors, officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934. In addition, the Company has a written representation from all directors, officers and greater than 10 percent stockholders from whom no Form 5 was received, indicating that no Form 5 filing was required. Based solely on this review, the Company believes that all filing requirements of such persons under Section 16 for the fiscal year ended December 31, 2000 were timely satisfied.

                             STOCKHOLDER PROPOSALS

    Appropriate proposals of stockholders intended to be presented at the Company's 2002 Annual Meeting of the Stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company by November 19, 2001 for inclusion in its proxy statement and form of proxy relating to that meeting. With respect to the Company's annual meeting of the stockholders to be held in 2002, all stockholder proposals submitted outside the stockholder proposal rules contained in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, which pertains to the inclusion of stockholder proposals in a Company's proxy materials, must be received by the Company by February 2, 2002, in order to be considered timely. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 23, 2002, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

                                 MISCELLANEOUS

    The Company's Annual Report on Form 10-K for the calendar year ended December 31, 2000 is being mailed to stockholders with this proxy statement.

    Management knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Michael W. Knottek

                                          Michael W. Knottek, SECRETARY

Atlanta, Georgia
March 19, 2001

                                                                      APPENDIX A

                                 ROLLINS, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

PURPOSE

    The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary purpose is to monitor the integrity of the Company's financial reporting process, including (by overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof) the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. The Committee will monitor the independence and the performance of the Company's independent auditors.

    In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

MEMBERSHIP

    The Committee shall be comprised of not less than three members of the Board, and the Committee's composition shall meet all requirements of the Audit Committee policy of the New York Stock Exchange.

    Accordingly, all of the members must be directors:

    - Who are free from any relationship to the Company that in the opinion of the Board would interfere with the exercise of their independent judgement;

    - Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must have accounting or related financial management expertise.

KEY RESPONSIBILITIES

    The Committee's job is one of oversight. Consequently, in discharging its oversight responsibilities, the Committee is not providing any expertise or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. This list shall not be construed as being an all encompassing listing of the Committee's duties. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

    - The Committee shall review with management and the outside Company's auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61. The management review shall include consultation with the Company's counsel relative to legal matters that could have a significant impact on the Company's financial statements.

    - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's Quarterly Reports on Form 10-Q to be filed with the Commission and the matters required to be discussed by SAS No. 61. Such review shall occur prior to the filing of the Company's Quarterly Reports on Form 10-Q.

- The Committee shall discuss with Management and the outside auditors the quality and adequacy of the Company's internal controls.

- The Committee shall:

    - Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1;

    - Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

    - Recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

- The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

- The Committee shall review the adequacy of this Charter on an annual basis.

PROXY

                                 ROLLINS, INC.
           PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ROLLINS, INC.
    FOR ANNUAL MEETING OF STOCKHOLDERS, TUESDAY, APRIL 24, 2001, 10:00 A.M.

    The undersigned hereby constitutes and appoints GARY W. ROLLINS and R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 24, 2001, at 10:00 A.M. at 2170 Piedmont Road, NE, Atlanta, Georgia, or any adjournment thereof.

    The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated March 19, 2001, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place or stead. The undersigned instructs said proxies, or either of them, to vote as follows:

1.         / /  FOR Wilton Looney and Bill Dismuke                       / /  WITHHOLD authority to vote for the
                as Class III Directors, EXCEPT AS SET FORTH BELOW             election of all Class III nominees

                (INSTRUCTIONS: TO REFRAIN FROM VOTING FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE
                PROVIDED BELOW:)

                -----------------------------------------------------------------------------------------------------------

2.   ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                     (OVER)

                                 ROLLINS, INC.
                          (CONTINUED FROM OTHER SIDE)

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                                             PROXY

                                                Please sign below, date and
                                                return promptly.

                                                --------------------------------

                                                --------------------------------
                                                           Signature

                                                Dated: _________________________

                                                (Signature should conform to
                                                name and title stenciled hereon.
                                                Executors, administrators,
                                                trustees, guardians and
                                                attorneys should add their title
                                                upon signing.)

NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.